UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2007

OCEANEERING INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10945	95-2628227
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11911 FM 529
Houston, TX	77041
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 329-4500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On January 22, 2007, we amended our Amended and Restated Credit Agreement dated January 2, 2004, which provides us with a revolving credit facility. The principal terms amended were:

•	we increased the amount of the revolving credit facility from $250 million to $300 million;

•	we extended the maturity of the revolving credit facility from January 2008 to January 2012;

•	we deleted the facility fee, which applied to the entire $250 million facility;

•	we added a commitment fee ranging from 0.125% to 0.175% on the unused portion of the facility; and

•	we changed the range of margins on LIBOR borrowings to 0.50% to 1.25%, depending on our debt-to-capitalization ratio.

Otherwise, the principal terms of the credit agreement are the same as described in our Annual Report on Form 10-K for the year ended December 31, 2005.

Item 9.01.	Financial Statements and Exhibits.

The following are being furnished as exhibits to this report.

Exhibit 4.1	Amended and Restated Credit Agreement ($250,000,000 Revolving Credit Facility with Accordion to $300,000,000) dated as of January 2, 2004 (incorporated by reference to Exhibit 4.05 to Oceaneering’s Annual Report on Form 10-K for the year ended December 31, 2003, Commission File No. 1-10945)

Exhibit 4.2	First Amendment to Amended and Restated Credit Agreement dated as of January 22, 2007

Exhibit 99.1	Press Release of Oceaneering International, Inc., dated January 22, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCEANEERING INTERNATIONAL, INC.

By:	/s/ W. CARDON GERNER	Date: January 23, 2007
W. Cardon Gerner (Principal Accounting Officer)